UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2012

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas (Address of principal executive offices)	75222-4866 (Zip Code)

Registrant’s telephone number, including area code: (214) 977-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2012, John C. McKeon, president/General Manager of The Dallas Morning News and a named executive officer of the Company, entered into a Severance Agreement and General Release (the “Separation Agreement”) with The Dallas Morning News, Inc. related to Mr. McKeon’s departure from the Company. On January 5, 2012, the Company previously announced that Mr. McKeon, as part of the Company’s continued efforts to streamline operations, will depart the Company in the first half of 2012 and pursue another senior executive management position in the media industry. A copy of the announcement press release was filed on January 6, 2012 as Exhibit 99.1 to the Company’s Current Report on Form 8-K. A copy of the Separation Agreement is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	John C. McKeon Severance Agreement and General Release executed January 13, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2012	A. H. BELO CORPORATION

	By:	/s/ David A. Gross
David A. Gross
Vice President/Investor Relations and
Strategic Analysis

EXHIBIT INDEX

10.1	John C. McKeon Severance Agreement and General Release executed January 13, 2012